Press Release

SANTANDER BANCORP REPORTS EARNINGS FOR THE

QUARTER AND YEAR ENDED DECEMBER 31, 2006

  Net interest income increased $14.2 million or 23.2% compared to the fourth quarter of 2005 and $63.6 million or 28.0% compared to the year ended December 31, 2005.

  Net interest margin on a tax equivalent basis improved 51 basis points to 3.67% for the quarter ended December 31, 2006 versus 3.16% for the quarter ended December 31, 2005. For the year ended December 31, 2006, net interest margin on a tax equivalent basis improved 61 basis points to 3.63% from 3.02% for the same period in 2005.

  Net income for the quarter ended December 31, 2006 reached $10.1 million, or $0.22 per common share, compared to net income of $16.9 million, or $0.36 per common share reported for the fourth quarter of 2005.

  Net income for the year ended December 31, 2006 reached $43.2 million, or $0.93 per share, compared to net income of $79.8 million, or $1.71 per share reported for the same period in 2005.

  Net loans, including loans held for sale, reached $6.8 billion as of December 31, 2006, an increase of 14.8% when compared to net loans as of December 31, 2005. Excluding the acquisition of the Island Finance loan portfolio and the settlement of commercial loans secured by mortgages with a financial institution, net loans grew by 16.8% year over year.

  Residential mortgage loan production for the quarter increased to $244.5 million or 27.9% over the same quarter of the previous year.

  Total assets reached $9.2 billion as of December 31, 2006, an 11.1% increment over total assets of $8.3 billion as of December 31, 2005.

  The common stock dividend for the year ended December 31, 2006 was $0.64 resulting in a current annualized dividend yield of 3.6%.

San Juan, Puerto Rico, March 16, 2007 - Santander BanCorp (NYSE: SBP; LATIBEX: XSBP) ("the Corporation") reported today its unaudited financial results for the quarter and the year ended December 31, 2006. Net income for the fourth quarter of 2006 reached $10.1 million, compared to net income of $16.9 million reported during the fourth quarter of 2005. For the year ended December 31, 2006 net income reached $43.2 million compared to $79.8 million reported for the same period in 2005.

Net interest margin on a tax equivalent basis increased by 51 basis points to 3.67% for the quarter ended December 31, 2006, compared to the fourth quarter of 2005. For the year ended December 31, 2006, net interest margin on a tax equivalent basis expanded by 61 basis points to 3.63%, compared to the same period in 2005.

The $6.8 million decrease in net income for the quarter ended December 31, 2006, was principally due to: (i) an increase in operating expenses of $17.8 million (of which $12.8 million relate to the Island Finance operation); (ii) a $2.5 million decrease in net interest income after provision for loan losses, (iii) partially offset by a $10.3 million increase in other income and a $3.3 million decrease in income tax expense. Increases in net interest income, provision for loan losses and operating expenses were mainly due to the operations of Santander Financial Services, Inc. ("Island Finance").

The $36.6 million decrease in net income for the year ended December 31, 2006 was principally due to: (i) a decrease of $11.8 million in gain on sale of securities (net of loss on extinguishment of debt); (ii) an increase in operating expenses of $56.4 million comprised of $44.4 million pertaining to the Island Finance operation, and $10.4 million related to the personnel reduction program implemented during the third quarter of 2006; (iii) a $5.9 million decrease in gain on sale of loans; and partially offset by an increase of $18.4 in net interest income after provision for loan losses and a decrease in income tax expense of $8.2 million. The increase in net interest income, provision for loan losses and operating expenses during the period is primarily associated with the Island Finance operation.

During the fourth quarter of 2006, the Corporation sold to an unaffiliated third party the servicing rights with respect to the following Trust Division accounts: personal trusts, customers employee benefit plans, guardianship accounts, insurance trusts, escrow accounts, and securities custody accounts. No gain or loss was recognized on this transaction. The Trust Division will focus its efforts on the transfer & paying agent and IRA's accounts services.

Financial Results

The Corporation's financial results for the quarter and the year ended December 31, 2006 were impacted by the following:

  The Corporation experienced a net interest margin expansion of 51 basis points including the Island Finance business and a 44 basis point reduction excluding Island Finance, for the quarter ended December 31, 2006 versus the same period in the prior year. For the year ended December 31, 2006, the Corporation's net interest margin1 increased 61 basis points including the Island Finance business and decreased 22 basis points excluding Island Finance, when compared to the same period in 2005. The reduction in the Corporation's net interest income excluding Island Finance was mainly impacted by the settlement of approximately $910 million in commercial loans secured by mortgages in November 2005 and May 2006, that had a net spread of approximately 1.5%. In May 2006 the Corporation settled $608.2 million in loans to Doral Financial Corporation ("Doral") that resulted in a charge-off of $5.3 million. In November 2005 the Corporation settled $301.3 million in commercial loans secured by mortgages to R&G Financial Corporation ("R&G") that resulted in a termination penalty payment of $6.0 million to the Corporation.

  For the quarter ended December 31, 2006, non-interest income increased $10.3 million primarily due to: a gain on sale of an FDIC assessment credit of $1.9 million, increases in Island Finance revolving loan annual fees of $1.7 million, trading gains of $1.3 million, gain on sale of loans of $1.8 million, insurance fees of $4.4 million, mortgage servicing rights recognized of $0.8 million and technical assistance fees to affiliates of $0.6 million. Non-interest income decreased $6.9 million during the year ended December 31, 2006, compared with the same period in the prior year, mainly due to a decrease in gain on sale of securities (net of the loss on extinguishment of debt) of $11.8 million, a decrease in gain on sale of loans of $5.8 million,, a decrease in gain (loss) on derivative transactions of $2.4 million and lower recognition of mortgage servicing rights of $1.0 million partially offset by higher insurance fees of $4.4 million, bank service charges and other fees of $6.8 million, gain on sale of trading securities of $1.0 million and an a gain sale of an FDIC assessment credit of $1.9 million (included in other income).

  The Corporation experienced an increase in operating expenses related to the Island Finance operation and to a personnel reduction program. Excluding the Island Finance operation and expenses related to the personnel reduction program, operating expenses increased by $4.5 million or 8.1% and $1.4 million or 0.7%, respectively, for the quarter and the year ended December 31, 2006. The increase for the quarter ended December 31, 2006 is mainly due to an increase in $0.9 in pension expense due to a plan curtailment, personnel reduction expenses of $0.7 million, long term incentive plan expense of $0.8 million and an increase in EDP servicing, amortization and technical services of $2.2 million.

  A personnel reduction program, including an early retirement plan, was implemented at Banco Santander Puerto Rico, our banking subsidiary, resulting in a reduction in personnel with estimated annual savings of approximately $6 to $8 million. The after-tax cost of the program was $0.7 million and $10.4 million, respectively, for the quarter and for the year ended December 31, 2006. In addition, during the last quarter of 2006 the Corporation froze its defined benefit pension plan, recognizing a loss of $0.9 million on plan curtailment related to unrecognized prior service costs. The Corporation also recognized $0.8 million pursuant to a Long Term Incentive Plan to certain employees.

  The Corporation's income tax expense decreased $3.3 million and $8.2 million for the three and twelve month periods ended December 31, 2006, respectively. These decreases were due to lower net income before tax. The effective income tax rate was 34.3% for the year ended December 31, 2006 versus 27.8% for the same period in 2005. The increase in the effective rate was due to lower exempt income in 2006, more favorable tax rates on capital gains transactions in 2005 and the special income taxes imposed by the Government of Puerto Rico for taxable year 2006.

  The Corporation grew its net loan portfolio by 16.8% year over year, excluding the acquisition of the Island Finance loan portfolio and the settlement of the commercial loans secured by mortgages. Residential mortgage production for the quarter increased by 27.9% over the same period in the previous year to $244.5 million.

Net income for the quarter ended December 31, 2006 was $10.1 million or $0.22 per common share compared to net income for the quarter ended December 31, 2005 of $16.9 million or $0.36 per common share. Annualized Return on Average Common Equity (ROE) and Return on Average Assets (ROA) were 6.86% and 0.44%, respectively, for the quarter ended December 31, 2006, compared to 11.51% and 0.80%, respectively, for the fourth quarter of 2005. The Efficiency Ratio for the quarters ended December 31, 2006 and 2005 was 65.66% and 63.00%, respectively.

Net income for the year ended December 31, 2006 was $43.2 million or $0.93 per common share compared to net income for the year ended December 31, 2005 of $79.8 million or $1.71 per common share. Annualized Return on Average Common Equity (ROE) and Return on Average Assets (ROA) were 7.66% and 0.49%, respectively, for the year ended December 31, 2006, compared to 13.85% and 0.96%, respectively, for the year ended December 31, 2005. The Efficiency Ratio2 for the year ended December 31, 2006 and 2005 was 66.84% and 62.97%, respectively.

Income Statement

The $6.8 million or 40.4% reduction in net income for the quarter ended December 31, 2006 compared to the same period in 2005 was principally due to increases in the provision for loan losses of $16.7 million and operating expenses of $17.8 million. These changes were partially offset by increases in net interest income of $14.2 million and $10.3 million in non-interest income, as well as a decrease in the provision for income tax of $3.3 million.

Net interest margin1 for the fourth quarter of 2006 was 3.67% compared with 3.16% for the fourth quarter of 2005. This increase of 51 basis points in net interest margin1 was mainly due to an increase of 171 basis points in the yield on average interest earning assets and an increase in average interest earning assets of $553.8 million, primarily as a result of the acquisition of the assets of Island Finance on February 28, 2006. There was an increase of 124 basis points in the average cost of interest bearing liabilities and an increase in average interest bearing liabilities of $688.0 million. Interest income1 increased $45.0 million or 36.4% during the fourth quarter of 2006 compared to the same period in 2005, while interest expense also increased $29.7 million or 49.1%.

For the fourth quarter of 2006 average interest earning assets increased $553.8 million or 7.0% and average interest bearing liabilities increased $688.0 million or 10.0% compared to the same period in 2005. The increment in average interest earning assets compared to the fourth quarter of 2005 was driven by an increase in average net loans of $644.4 million, which was partially offset by a decrease in average investments of $52.4 million and average interest bearing deposits of $38.2 million. The increase in average net loans was due to an increase of $515.9 million or 24.4% in average mortgage loans as a result of the Corporation's continued emphasis on growing this portfolio by strengthening its residential mortgage production capabilities. There was also an increase of $664.2 million or 119.6% in the average consumer loan portfolio as a result of the acquisition of Island Finance. These increases were partially offset by a decrease in the commercial loan portfolio of $504.9 million or 14.7% due to the settlement with Doral of $608.2 million of commercial loans secured by mortgages during the second quarter of 2006 and the settlement with R&G of $301.3 million of commercial loans secured by mortgages during the fourth quarter of 2005. Excluding the settlement of the loans with Doral and R&G, the average commercial loan portfolio grew $326.1 million or 12.5%.

The increase in average interest bearing liabilities of $688.0 million for the quarter ended December 31, 2006, was driven by an increase in average borrowings of $560.2 million compared to the quarter ended December 31, 2005. This increase was due to an increase in borrowings of $614.3 million incurred in connection with to the acquisition of Island Finance and the refinancing of other existing debt of the Corporation, an increase in average FHLB Advances of $58.1 million partially offset by reductions in average repurchase agreements of $94.0 million and average commercial paper of $18.1 million.

For the year ended December 31, 2006, net income decreased $36.6 million or 45.9% compared to 2005 due to increases in the provision for loan losses of $45.2 million and in operating expenses of $56.4 million, together with a decrease of $6.9 million in non-interest income, partially offset by an increase in net interest income of $63.6 million and a decrease in provision for income tax of $8.2 million.

For the year ended December 31, 2006, net interest margin1 was 3.63% compared with 3.02% for the same period in 2005. This increase of 61 basis points in net interest margin was mainly due to an increase of 187 basis points in the yield on average interest earning assets primarily as a result of the acquisition of the assets of Island Finance. There was an increase of 133 basis points in the average cost of interest bearing liabilities. Interest income increased $176.6 million or 39.2% during the year ended December 31, 2006 compared to 2005, while interest expense increased $115.1 million or 54.2% over the same period.

For the year ended December 31, 2006 average interest earning assets increased $380.6 million or 4.8% and average interest bearing liabilities increased $549.2 million or 8.0% compared to the same period in 2005. The increment in average interest earning assets compared to the year ended December 31, 2005 was driven by an increase in average net loans of $567.8 million, which was partially offset by decreases in average investment securities and average interest bearing deposits of $103.6 million and $83.6 million, respectively. The increase in average net loans was due to an increase of $538.2 million or 28.5% in average mortgage loans as a result of the Corporation's continued emphasis of growing this portfolio by strengthening its residential mortgage production capabilities. There was also an increase of $590.2 million or 115.5% in the average consumer loan portfolio as a result of the acquisition of Island Finance. These increases were partially offset by a decrease in the commercial loan portfolio of $541.1 million or 15.3% due to the settlement with Doral of $608.2 million of commercial loans secured by mortgages during the second quarter of 2006 and the settlement with R&G of $301.3 million of commercial loans secured by mortgages during the fourth quarter of 2005. Excluding the settlement of the loans with Doral and R&G, the average commercial loan portfolio grew $426.3 million or 16.6%.

The provision for loan losses increased $16.7 million or 333.4% from $5.0 million for the quarter ended December 31, 2005 to $21.7 million for the fourth quarter in 2006 and $45.2 million or 221.5% from $20.4 million for the year ended December 31, 2005 to $65.6 million for the year ended December 31, 2006. The increase in the provision for loan losses was due primarily to the Island Finance operation which registered a provision for loan losses of $15.7 million and $43.2 million for the quarter and ten months (from acquisition) ended December 31, 2006.

For the quarter ended December 31, 2006, non-interest income reached $35.4 million compared to $25.1 million reported for the same period in 2005. This $10.3 million or 40.9% increase in non-interest income for the fourth quarter of 2007 compared to the same period in 2005, was mainly due to: a gain on sale of an FDIC assessment credit of $1.9 million; increases in bank service charges, fees and other of $2.8 million; trading gains of $1.3 million; gain on sale of loans of $1.8 million; broker-dealer, asset management and insurance fees of $1.4 million; mortgage servicing rights recognized of $0.8 million; and technical assistance fees to affiliates of $0.6 million.

For the year ended December 31, 2006, non-interest income decreased $6.9 million or 5.5% compared to the same period in 2005. This decrease was due to lower gains on sale of securities (net of the loss on extinguishment of debt) of $11.8 million and lower gain on sale of loans of $5.9 million. There was a loss on derivatives in 2006 of $0.5 million compared to a gain in 2005 of $2.0 million, due primarily to a loss on valuation of mortgage loans available for sale of $1.2 million in 2006. Insurance fees reflected an increase of $4.4 million due primarily to the effect of the Island Finance operation on the insurance operations for the period. Bank service charges, fees and other increased $6.8 million, or 16.1% for the year ended December 31, 2006. These increases were primarily in fees on deposit accounts, credit cards, mortgages, trust fees and account analysis. The Corporation recognized a gain on sale of an FDIC assessment credit of $1.9 million during the fourth quarter of 2006.

For the quarter and the year ended December 31, 2006, the Efficiency Ratio2 was 65.66% and 66.84%, respectively, reflecting increases of 266 and 387 basis points, respectively compared to Efficiency Ratios of 63.00% and 62.97% for the three and twelve month periods ended December 31, 2005. These increases were mainly the result of higher operating expenses during the quarter and the year ended December 31, 2006 resulting in part from expenses related to a personnel reduction program. Payments pursuant to the personnel reduction program reached $0.7 million and $10.4 million for the quarter and the year ended December 31, 2006, respectively. Excluding these personnel reduction expenses, the Efficiency Ratio for the three and twelve month periods ended December 31, 2006 was 63.99% and 63.96%, a 99 basis point increase for both the quarter and the year ended December 31, 2006, respectively compared to the same periods in 2005. In addition, during the fourth quarter of 2006, operating expenses were impacted by a pension plan curtailment pursuant to the Corporation's decision to freeze its defined benefit pension plan, resulting in the recognition of an additional expense of $0.9 million. The Corporation also recognized $0.8 million pursuant to a Long Term Incentive Plan to certain employees. This plan is sponsored by the Corporation's parent company, Banco Santander Central Hispano, S.A. ("Santander"), and consists of a target cash bonus to participating employees based on the value and earnings of the shares of Santander. The Corporation is accruing the bonus which will be paid by the Parent Company and such payment will be reflected in the Corporation's capital when the target cash bonuses are paid.

Operating expenses increased $17.8 million or 32.2% from $55.4 million for the quarter ended December 31, 2005 to $73.3 million for the quarter ended December 31, 2006. This increase was due primarily to the Island Finance operation which reflected operating expenses of $12.8 million for the quarter ended December 31, 2006. During the fourth quarter of 2006 there were increases in salaries and employee benefits of $7.5 million together with an increase in other operating expenses of $10.3 million. Island Finance salaries and employee benefits for the quarter ended December 31, 2006 were $6.0 million and other operating expenses were $6.7 million. Excluding Island Finance expenses, operating expenses for the fourth quarter of 2006 compared to the same period in 2005 reflected an increase of $5.1 million or 9.3% comprised of an increase in personnel expenses of $1.5 million and an increase in non-personnel expenses of $3.6 million. The increase in personnel expenses, excluding Island Finance, for the fourth quarter of 2006 compared to the fourth quarter of 2005 was due to an increase of $0.9 million in pension expense due to a plan curtailment, personnel reduction expenses of $0.7 million and an increase of $0.8 million in deferred compensation pursuant to the long term incentive plan described above. These increases were partially offset by an increase in costs deferred to originate loans of $0.7 million. The $3.6 million increase in non-personnel expenses (excluding Island Finance expenses) was primarily due to increases in EDP servicing, amortization and technical services of $2.2 million, other taxes of $0.7 million, business promotion and repossessed assets provision and expenses of $0.5 million each.

For the year ended December 31, 2006, operating expenses increased $56.4 million or 25.5% from $221.4 million for the year ended December 31, 2005 to $277.8 million for the same period in 2006. This increase was due to operating expenses of Island Finance of $44.5 million and expenses related to a personnel reduction program of $10.4 million in 2006. Island Finance salaries and employee benefits were $21.1 million for the ten months (since acquisition) ended December 31, 2006 and other operating expenses were $23.4 million. Excluding Island Finance expenses and expenses related to personnel reductions, operating expenses reflected an increase of $1.5 million or 0.7% for the year ended December 31, 2006 compared to December 31, 2005 comprised of a decrease in personnel expenses of $4.8 million and an increase in non-personnel expenses of $6.3 million. Decrease in personnel expenses was due mainly due to decreases in accruals for performance compensation of $4.4 million and $1.5 million in temporary personnel, partially offset by an increase of $0.9 million in the pension plan expense due to plan curtailment. The increase in non-personnel expenses was due to increases of $4.1 million in EDP servicing amortization and technical services, $1.5 million in credit card expenses and $1.0 million in other taxes.

Island Finance

On February 28, 2006 the Corporation acquired substantially all the assets and business operations in Puerto Rico of Island Finance. As a result of this acquisition the Corporation increased its presence throughout Puerto Rico to 131 branches due to Island Finance's extensive branch network, and also diversified and increased its loan portfolio, consumer client base and improved its net interest margin.

The table below presents condensed results of operations and selected financial information of Island Finance for the quarter and the ten months (since acquisition) ended December 31, 2006 including certain adjustments that are non GAAP such as insurance commissions related to the Island Finance loan portfolio and interest expense mark-up charged by the Corporation.

Balance Sheet

Total assets as of December 31, 2006 increased $916.2 million or 11.1% to $9.2 billion compared to total assets of $8.3 billion as of December 31, 2005. As of December 31, 2006, there was an increase of $881.8 million in net loans, including loans held for sale (further explained below) compared to December 31, 2005 balances. The investment securities portfolio decreased $141.0 million, from $1.6 billion as of December 31, 2005 to $1.5 billion as of December 31, 2006.

The net loan portfolio, including loans held for sale, reflected an increase of 14.8% or $881.8 million, reaching $6.8 billion at December 31, 2006, compared to the figures reported as of December 31, 2005. The mortgage loan portfolio at December 31, 2006 grew $507.0 million or 23.6% compared to December 31, 2005. Mortgage loans originated during the fourth quarter of 2006 reached $244.5 million or 27.9% more than the same quarter last year. Mortgage loans originated during the year ended December 31, 2006 reached $911.6 million or 21.9% more than the same period last year. Construction loans increased $221.5 million or 103.6% as of December 31, 2006 compared to December 31, 2005. The consumer loan portfolio also reflected growth of $664.3 million or 117.1%, as of December 31, 2006, compared to December 31, 2005 due primarily to the acquisition of Island Finance. The commercial loan portfolio decreased $249.5 million or 7.5% compared to December 31, 2005, as a result of the settlement of commercial loans secured by mortgages with Doral during the second quarter of 2006.

Deposits of $5.3 billion at December 31, 2006 reflected an increase of 1.7%, compared to deposits of $5.2 billion as of December 31, 2005. Total borrowings at December 31, 2006 (comprised of federal funds purchased and other borrowings, securities sold under agreements to repurchase, commercial paper issued, and term and capital notes) increased $742.3 million or 33.6% compared to borrowings at December 31, 2005.

The increase in borrowings was due to debt of $725 million incurred pursuant to the acquisition of Island Finance, the refinancing of other existing debt of the Corporation and the private placement of $125 million Trust Preferred Securities classified as borrowings in the consolidated financial statements.  In December 2006, the Corporation and Santander Financial Services, entered into a Bridge Facility Agreement (the "Agreement") with National Australia Bank Limited (the "Lender"). The proceeds of the Agreement were used to refinance the outstanding indebtedness incurred in connection with the previously announced amended and restated loan agreement with Lloyds TBS Bank plc and for general corporate purposes. Under the Agreement, the Corporation and Santander Financial had available $275 million and $525 million, respectively, all of which was drawn. The amounts drawn under the Agreement (the "Loan") bear interest at an annual rate equal to the applicable LIBOR rate plus 0.10% per annum. Pursuant to the Agreement, the Company and Santander Financial will pay the Lender a facility fee (the "Facility Fee") of 0.02% of the principal amount of the Loan within three days of the execution of the Agreement. The entire principal balance of the Loan is due and payable on September 21, 2007. The Loan is guaranteed by Santander, the parent of the Corporation. The Corporation will pay Santander a guarantee fee equal to 10 basis points (0.1%) of the principal amount of the Loan.

Financial Strength

Non-performing loans to total loans as of December 31, 2006 was 1.54%, a 32 basis point increase compared to the 1.22% reported as of December 31, 2005. Non-performing loans at December 31, 2006 amounted to $106.9 million comprised of Island Finance non-performing loans of $24.7 million and $82.1 million of non-performing loans of the Bank. The Corporation's non-performing loans (excluding Island Finance non-performing loans) reflected an increase of $8.4 million or 11.5% compared to non-performing loans as of December 31, 2005. The increase of non-performing loans (excluding Island Finance non-performing loans) is principally due to non-performing residential mortgages, which increased $6.0 million, when compared to December 31, 2005.

Island Finance loans acquired pursuant to the Asset Purchase Agreement on February 28, 2006 are subject to a guarantee by Wells Fargo of up to $21.0 million (maximum reimbursement amount) for net losses in excess of $34.0 million, occurring on or prior to the 15th month anniversary of the acquisition. The Corporation is provided with an additional guarantee of up to $7.0 million for net losses incurred in the acquired loan portfolio in excess of $34.0 million during months 16 to 18 of the anniversary, subject to the maximum aggregate reimbursement amount of $21.0 million. As of December 31, 2006, the Corporation had $12.8 million remaining under this guarantee.

The allowance for loan losses represents 1.54% of total loans as of December 31, 2006, a 43 basis point increase over the 1.11% reported as of December 31, 2005. The allowance for loan losses to total loans excluding mortgage loans as of December 31, 2006 was 2.49% compared to 1.73% at December 31, 2005. The allowance for loan losses to total non-performing loans at December 31, 2006 increased 929 basis points to 100.01% compared to 90.72% at December 31, 2005. This increase was the result of a 59.9% increase in the allowance for loan losses from $66.8 million as of December 31, 2005 to $106.9 million as of December 31, 2006. Excluding non-performing mortgage loans3 (for which the Company has historically had a minimal loss experience) this ratio is 235.8% at December 31, 2006 compared to 235.5% as of December 31, 2005.

As of December 31, 2006, total capital to risk-adjusted assets (BIS ratio) reached 10.93% and Tier I capital to risk-adjusted assets and leverage ratios were 7.87% and 5.81%, respectively.

Customer Financial Assets under Control

As of December 31, 2006, the Company had $14.2 billion in Customer Financial Assets under Control. Customer Financial Assets under Control include bank deposits (excluding brokered deposits), broker-dealer customer accounts, mutual fund assets managed, and trust, institutional and private accounts under management. Included in the $14.2 billion referred to above, approximately $1.2 billion from the trust business recently sold would be transferred either to the acquiring financial institution or any other institution that the trust client elects during the first semester of 2007.

Shareholder Value

During the quarter ended December 31, 2006, Santander BanCorp declared a cash dividend of 16 cents per common share, resulting in a current annualized dividend yield of 3.6%. Market capitalization reached approximately $0.8 billion (including affiliated holdings) as of December 31, 2006.

There were no stock repurchases during 2006 and 2005 under the Stock Repurchase Program. As of December 31, 2006, the Company had acquired, as treasury stock, a total of 4,011,260 shares of common stock, amounting to $67.6 million.

Institutional Background

Santander BanCorp is a publicly held financial holding company that is traded on the New York Stock Exchange (SBP) and on Latibex (Madrid Stock Exchange) (XSBP). 91% of the outstanding common stock of Santander BanCorp is owned by Banco Santander Central Hispano, S.A (Santander). The Company has five wholly owned subsidiaries, Banco Santander Puerto Rico, Santander Securities Corporation, Santander Financial Services, Inc., Santander Insurance Agency, Inc. and Island Insurance Corporation. Banco Santander Puerto Rico has been operating in Puerto Rico for nearly three decades. It offers a full array of services through 61 branches in the areas of commercial, mortgage and consumer banking, supported by a team of over 1,100 employees. Santander Securities offers securities brokerage services and provides portfolio management services through its wholly owned subsidiary Santander Asset Management Corporation. Santander Financial Services, Inc. offers consumer finance products through its network of 70 branches throughout the Island. Santander Insurance Agency offers life, health and disability coverage as a corporate agent and also operates as a general agent. For more information, visit the Company's website at www.santandernet.com.

Santander (SAN.MC, STD.N) is the largest bank in the Euro Zone by market capitalization and seventh in the world by profit. Founded in 1857, Santander has EUR 833,873 million in assets and EUR 1,000,996 million in managed funds, 67 million customers, 10,852 branches and a presence in 40 countries. It is the largest financial group in Spain and Latin America, and is the sixth largest bank in the United Kingdom, through its Abbey subsidiary, and operates in Portugal, where it is the third largest banking group. Through Santander Consumer Finance, it also operates a leading consumer finance franchise in Germany, Italy, Spain and nine other European countries. In 2006, Santander registered &euro7,596 million in net attributable profits, an increase of 22% from the previous year.

 In Latin America, Santander manages over US$250 billion in banking business volumes (loans, deposits, mutual funds, pension funds and managed funds) through 4,370 offices. In 2006, Santander reported US$1,409 million in net attributable income in Latin America, 29% higher than the prior year.

For more information contact:

María Calero (787) 777-4437

Evelyn Vega (787) 777-4546

  On a tax-equivalent basis.
  On a tax-equivalent basis, excluding gains on sale of securities, also excluding FDIC Assessment Credits and Tax Credits in 2006 and loss on extinguishment of debt realized during 2005.
  Mortgage loans include residential mortgages, commercial loans with real estate collateral and consumer loans with real estate collateral. They exclude construction loans.

This news release contains forward-looking statements that are based on current expectations, estimates, forecasts and projections about the industry in which the Company operates, its beliefs and its management's assumptions.  Words such as "expects," "anticipates," "targets," "goals," "projects," "intends," "plans," "believes," "seeks," "estimates" and variations of such words and similar expressions are intended to identify such forward-looking statements.  These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict.  Therefore, actual outcomes and results may differ materially from what is expressed or forecast in such forward-looking statements. Except as otherwise required under federal securities laws and the rules and regulations of the SEC, the Company does not have any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, changes in assumptions or otherwise.